Exhibit 99.1

Masimo Announces Select Preliminary Third Quarter 2020 Financial Results and
Updated Full-Year 2020 Guidance
Complete third quarter 2020 financial results will be announced on Tuesday, October 27, 2020.

•	Preliminary third quarter 2020 product revenue ranging from $274 million to $278 million.

•	Full-year guidance for 2020 product revenue ranging from $1,124 million to $1,128 million.
Irvine, California, October 6, 2020 - Masimo Corporation (Nasdaq: MASI) today announced select preliminary financial results for the third quarter ended September 26, 2020, and provided select financial estimates for its full-year 2020 guidance.
Masimo expects its product revenue for the third quarter 2020 will range from $274 million to $278 million, which reflects reported growth of approximately 19.7% to 21.4% over the third quarter of 2019.
The preliminary financial information presented in this press release is based on Masimo’s current expectations and may be adjusted as a result of, among other things, completion of customary quarter-end close review procedures and further financial review. Management plans to discuss Masimo’s complete third quarter 2020 financial results after the market closes on Tuesday, October 27, 2020.
Full-Year 2020 Financial Guidance:
Masimo expects that its product revenue for the full-year 2020 will range from $1,124 million to $1,128 million, which reflects reported growth of approximately 20.0% to 20.5% over the full-year of 2019.
Masimo plans to announce additional details regarding its full-year 2020 earnings guidance during the third quarter conference call on Tuesday, October 27, 2020.
Third Quarter 2020 Financial Results Conference Call on Tuesday, October 27, 2020
The conference call to review Masimo’s complete financial results for the third quarter ended September 26, 2020 will begin at 1:30 p.m. PT (4:30 p.m. ET) on October 27, 2020 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.masimo.com.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number. Reminders about the call will also be sent to registered participants via email.
Conference Call Registration Link:
http://www.directeventreg.com/registration/event/4925989
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals listed in the 2019-20 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97™. Masimo hospital automation and connectivity solutions are centered around the Iris® platform, and include Iris Gateway™, Patient SafetyNet, Replica™, Halo ION™, UniView™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for third quarter 2020 product revenue and shipments of noninvasive technology board and instruments and full-year 2020 financial guidance; our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: risks related to the completion of the customary quarterly financial statement review procedures; our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care....by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

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